As filed with the Securities and Exchange         Commission File No.
Commission on June 28, 2001.                                         -----------

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             Registration Statement Under The Securities Act of 1993
                            ------------------------

                             MONOGRAM PICTURES, INC.
             (Exact name of Registrant as specified in its charter)


            NEVADA                                       75-2293489
            ------                                       ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

           120 St. Croix Avenue, Cocoa Beach, FL 32931 (321) 799-3842
           -----------------------------------------------------------
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           SHARES ISSUED FOR SERVICES
                           --------------------------
                              (Full Title of Plans)

                                 Charles Kiefner
                               Secretary/Treasurer
                             Monogram Pictures, Inc.
                              120 St. Croix Avenue
                              Cocoa Beach, FL 32931
                                 (321) 799-3842
(Name and address, including zip code, and telephone number, including area code, of agents for service)

                                    Copy to:
                           CHARLES A. CLEVELAND, P.S.
                          Charles A. Cleveland, Esquire
                              1212 North Washington
                                    Suite 304
                         Spokane, Washington 99201-2401
                                 (509) 326-1029

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation Of Registration Fee

                                      Proposed
                                      maximum               Proposed
                                      offering price        maximum
Title of Securities    Amount to be   price per             aggregate offering      Amount of
to be registered       registered     share [1]             price[1]             Registration fee

Common Stock,
$0.001 par value       240,000 shares   $0.26 [1]            $ 62,400                $15.60[2]

[1] The maximum offering price was calculated pursuant to Rule 457(c), based upon the closing bid price for the Common Stock on June 25, 2001.
[2] Minimum fee.

                             MONOGRAM PICTURES, INC.
         Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Form S-8 Item Number and Caption               Caption in Prospectus

1.       Forepart of Registration Statement    Facing Page of Registration
         and Outside Front Cover Page          Statement and Cover Page of
         of Prospectus                         Prospectus

2.       Inside Front and Outside Back         Inside Cover Page of Prospectus
         Cover Pages of Prospectus             and Outside Cover Page of
                                               Prospectus

3.       Summary Information, Risk             Not Applicable
         Factors and Ratio of Earnings to
         Fixed Charges

4.       Use of Proceeds                       Not Applicable

5.       Determination of Offering Price       Not Applicable

6.       Dilution                              Not Applicable

7.       Selling Security Holders              Sales by Selling Shareholders

8.       Plan of Distribution                  Cover Page of Prospectus and
                                               Sales  by  Selling Shareholders

9.       Description of Securities to          Grant of Stock Bonus; and
         be Registered                         Sales by Selling Shareholders

10.      Interest of Named Experts             Not Applicable
         and Counsel

11.      Material Changes                      Not Applicable

12.      Incorporation of Certain Information  Incorporation of Certain
         by Reference                          Information by Reference

13.      Disclosure of Commission Position     Indemnification
         on Indemnification or Securities
         Act Liabilities

                               REOFFER PROSPECTUS

                             MONOGRAM PICTURES, INC.
                       (f/k/a e Personnel Management.com)
                            (f/k/a Definition, Ltd.)

                         240,000 Shares of Common Stock
                          ($0.001 par value per share)

The shareholders named in the table included in the "Selling Shareholders" section of this Reoffer Prospectus, which begins on page 9, are offering all of the shares of common stock covered by this Reoffer Prospectus. Those people are called selling shareholders and will be referred to throughout this document as the "Selling Shareholders". The Selling Shareholders include officers and directors who received stock instead of salaries and cost reimbursements and Delores Burian, who received her stock for consulting services rendered. The other individuals reeceived their stock for legal and accounting services rendered on behalf of the Company.

We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The Selling Shareholders may sell all or a portion of their stock at any time whether through a broker, or otherwise. The stock will generally be sold at the market price or whatever price is negotiated. Shares to be sold by John Bortolli, Steven Swank, David Hastings,Charles Kiefner and any other affiliates which are covered by this Reoffer Prospectus, will be required to comply with the volume limitations under Rule 144(e) of the Securities Act.

Our common stock is quoted on the OTC Electronic Bulletin Board (Symbol: MOPP). On June 25, 2001, the closing price of the common stock was $0.26 per share.

See "Risk Factors" beginning on page 7 for a description of certain factors that should be considered by purchasers of the common stock.

We have not, nor has any individual named in this Reoffer Prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this Reoffer Prospectus. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-8 in respect of the common stock offered by this Reoffer Prospectus with the Securities and Exchange Commission under the Securities Act. This Reoffer Prospectus does not contain all of the information contained in the registration statement. You should read this entire Reoffer Prospectus carefully as well as the registration statement for additional information.

                                   -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   -----------

This Reoffer Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

              The date of the Reoffer Prospectus is June 26, 2001.

                               TABLE OF CONTENTS

Where You Can Find More Information...................................     6
Forward-Looking Statements............................................     6
About Us..............................................................     7
Risk Factors..........................................................     7
Use of Proceeds.......................................................     9
Selling Stockholders..................................................     9
Plan of Distribution..................................................     10
Our Common Stock......................................................     11
Indemnification.......................................................     12
Legal Matters.........................................................     13
Experts...............................................................     13

                       WHERE YOU CAN FIND MORE INFORMATION
 We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our file number is File No. 0-20598. In addition, our proxy and information statements and other information about us can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington, D.C. 20006.

      The SEC allows us to "incorporate by reference" information into this Reoffer Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Reoffer Prospectus. Information in this Reoffer Prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this Reoffer Prospectus. We incorporate by reference of the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2000;
(2) The Company's latest Annual Report on Form 10-KSB/A for the year ended December 31, 2000;
(3) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2001;
(4)   The Company's Report on Form 8-K for the period ended January 17, 2001;
(5)   The Company's Report on Form 8-K for the period ended February 8, 2001;
(6)   The Company's Report on Form 8-K for the period ended April 10, 2001;
(7)   The Company's Report on Form 8-K for the period ended June 22, 2001; and,
(8) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Reoffer Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Corporate Secretary,
                             Monogram Pictures, Inc.
                              120 St. Croix Avenue
                              Cocoa Beach, FL 32931
                                 (321) 799-3842

       Information on our website is not part of this Reoffer Prospectus.

                           FORWARD LOOKING STATEMENTS

         Some of the information in this Reoffer Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

         -     the statements discuss our future expectations;

         - the statements contain projections of our future earnings or of our financial condition; and

         -     the statements state other "forward-looking" information.

         We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this Reoffer Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this Reoffer Prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                    ABOUT US

We were formed on March 13, 1989 in the State of Nevada. Originally we acquired the rights and license to sell and exploit commercially a patented stone hot plate that operated without electrical connection, in the United States, Canada, Mexico and the West Indies. We also obtained and further enhanced procedures for the development, decoration, establishment and operation of restaurants in the United States and such other countries using the Stone Grill for tabletop cooking. From 1989 to 1993, we tried to market and sell the Stone Grill cooking and its Stone Grill products and, even tested a restaurant in 1991. During 1993, we decided not to continue in the restaurant business. We sold all of our interest to Stone Grill Restaurants, Inc., a related company.

During 1994, we started to acquire the materials to do business in interactive media and communications. We started to acquire programming, a broadcast film library, computers, video, studio, broadcast and cable equipment and pre-paid air time. We have tried to operate as a temporary employment agency for professionals. On March 14, 2000, we acquired 75% of Interstate Management Services Company in return for 750,000 shares of our common stock. This business was not successful. The acquisition of was rescinded on December 21, 2000.

We have changed our corporate name a few times in the past two years. On April 25, 2000, we changed our name from Definition, Ltd., to e Personnel Management.com. On September 25, 2000, we changed our name to Monogram Pictures, Inc.

We are no longer actively engaged in the film industry. We did at one time focus on the distribution and marketing of our film library. We had originally acquired the film library in 1999 for $2,500,000. We later sold the entire film library for $3,000,000. In August 17, 2000, we reaquired a film library from Media Classics Group, Inc., an affiliated company controlled by John and Donna Anderson. We also used to sell outside the U.S., copies of video, film clips and programming from our broadcast film library of programs, documentaries, newsreels, music books and educational footage.

We currently are generating revenues through our subsidiary, General Personnel Management, Inc. Our primary activities will likely involve seeking merger or acquisition candidates with whom it can either merge or acquire. We have not selected any company for acquisition or merger and we do not intend to limit potential acquisition candidates to any particular field or industry, but we do retain the right to limit acquisition or merger candidates, if we so choose, to a particular field or industry. Our plans are in the conceptual stage only. We will not restrict our search to any specific business, industry or geographical location, and the Company may participate in a business venture of virtually any kind or nature. We will have virtually unlimited discretion to search for and enter into potential business opportunities. We intend to obtain funds through one or more private placements to finance the operation of any acquired business. Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition. Our potential success will be heavily dependent on our Management, which will have virtually unlimited discretion in searching for and entering into a business opportunity. There can be no assurance that we will be able to raise any funds in private placements.

On June 25, 2001, we announced the acquisition of Medical Discounts Ltd., Inc., located in Clearwater, Fla. Medical Discounts Ltd., Inc. will operate as one of our subsidiaries. Medical Discounts Ltd., Inc. business is to negotiate contracts for discounted medical care, but with a high deductible.

On January 17, 2001, Charles A. Cohen resigned as one of our Directors and Chief Financial Officer. Kenneth A. Mason was elected to replace Mr. Cohen as a Director and Chief Financial Officer.

On February 8, 2001, John Anderson resigned from the Board of Directors in order to pursue personal business interests. Donna L. Anderson stepped down as President and CEO, but continued to serve as a Director and assumed the new position of Director of Production Development. Kenneth A. Mason was appointed Interim President and CEO, and subsequently resigned on April 10, 2001.

On April 10, 2001, Donna L. Anderson resigned as Chief Executive Officer and as a Director. Additionally on April 10, 2001, John R. Anderson resigned as President and as a Director. On April 10, 2001, Steven Swank was appointed Chief Executive Officer, John Bortoli was appointed President and David Hastings, was appointed Treasurer/Chief Financial Officer. Messrs. Swank, Bortoli, and Hastings, were all appointed as directors. Charles R. Kiefner continues to serve as a director.

Effective May 2, 2001, we declared a 1 for 10 reverse stock split, resulting in 4,054,423 shares outstanding as of June 13, 2001.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE FUTURE.

We have incurred significant losses in the last several years. We intend to continue to expend significant financial and management resources on the development of additional products, sales and marketing, improved technology and expanded operations. Although we believe that operating losses and negative cash flows may diminish in the near future, we may not be profitable or generate cash from operations in the foreseeable future.

THE SPECULATIVE NATURE OF OUR PROPOSED OPERATIONS.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination the success of the Company's operations may be dependent upon the management, operations, and financial condition of the target company, and numerous other factors beyond the Company's control.

THERE IS A SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company. Consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.

WE HAVE NO AGREEMENT FOR ANY BUSINESS COMBINATION OR OTHER TRANSACTION.

Other than as disclosed, the Company has no arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of a business entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved to consider a business combination with it. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

OUR MANAGEMENT IS NOT REQUIRED TO MAKE A FULLTIME COMMITMENT TO THE COMPANY.

Our president expects to devote full time to the Company's business. The Company's president has not entered into a written employment agreement with the Company and he is not expected to do so in the foreseeable future. We have not obtained key man life insurance on our president. The loss of his services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WITH THE BUSINESS OF OUR COMPANY.

The Company's officers and directors participate in other business ventures which may result in conflicts of interest and non- arms length transactions arising in the future. Management has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest.

BEING A REPORTING COMPANY COMPLICATES AND COULD DELAY AN ACQUISITION.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires us to provide certain information about significant acquisitions including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

CERTAIN REGULATIONS MAY APPLY TO OUR OPERATIONS.

Although the Company will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have not obtained a formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. If we inadvertently violate such Act, we could be subjected to material adverse consequences.

THE PLAN OF OPERATION PROVIDES FOR SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS AS A RESULT OF A MERGER.

Our plan of operation is based upon a business combination with a business entity which, in all likelihood, will result in the Company issuing securities to shareholders of such business entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in percentage of shares owned by the present shareholders of the Company and would most likely result in a change in control or management of the Company.

WE MAY NOT BE ABLE TO ENGAGE IN A TAX FREE ACQUISITION.

We intend to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity. However, there can be no assurance that such a business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non- qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on the parties to the transaction and therefore the transaction itself.

THE REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES.

Management of the Company will require any potential business combination entity to provide audited financial statements. One or more attractive prospects may choose to forego the possibility of a business combination with the Company rather than incur the expenses associated with preparing audited financial statements. Such audited financial statements may not be immediately available. In such case, the Company intends to obtain certain assurances as to the target company's assets, liabilities, revenues and expenses prior to consummating a business combination, with further assurances that an audited financial statement will be provided after closing of such a transaction. Closing documents relative thereto will include representations that the audited financial statements will not materially differ from the representations included in such closing documents.

DEPENDENCE UPON KEY PERSONNEL - If we lose any of our executive officers, or are unable to attract and retain qualified management personnel and directors, our ability to run our business could be adversely affected and our revenue and earnings could decline.

We are dependent upon the services and management skills of our executive officers, Steven Swank, Chief Executive Officer and Charles R. Kiefner, Secretary. Mr. Kiefner has been with us since August, 1997. We have not entered into employment agreements with Mr. Swank and Mr. Kiefner. We do not maintain key man life insurance on either officer. Further, our growth strategy will depend, in part, on our ability to attract and retain additional key management, marketing and operating personnel.

CONTROL BY EXISTING MANAGEMENT - Certain members of our board of Directors own a significant portion of our outstanding common stock.

Our Board of Directors, officers and their respective affiliates beneficially own 58.5% of our outstanding common stock. Although these persons do not have any agreements or understandings to act or vote in concert, any such agreement, understanding or acting in concert would make it difficult for others to elect the entire Board of Directors, or to control the disposition of any matter submitted to a vote of shareholders.

THE VALUE OF OUR STOCK HAS IN THE PAST AND MAY IN THE FUTURE CHANGE SUDDENLY AND SIGNIFICANTLY. The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, in response to many factors, including the following:

  .  Quarter-to-quarter variations in our operating results,

  .  General financial market conditions, or

  .  Other events or factors.

   In this regard, we do not endorse or accept responsibility for the estimates or recommendations issued by stock research analysts from time to time. The volatility of public stock markets, and media stocks specifically, have frequently been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

The following table lists (a) the name of the Selling Shareholders (b) the number of shares of common stock beneficially owned by each Selling Shareholder prior to the offering (c) the number of shares being offered under this Reoffer Prospectus by such Selling Shareholders; and (d) the number of shares of common stock beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholders will sell all shares they are offering under this Reoffer Prospectus, and that the Selling Shareholders will not acquire additional shares of our common stock prior to completion of this offering. The shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer such shares for resale from time to time. See "Plan of Distribution.".

                                 Number of                 Shares to         Percentage
Name of                           Shares     Shares to     Be Owned          To Be Owned
Selling Shareholder               Owned      Be Offered    After Offering   After Offering
JOHN BORTOLI                     170,000      20,000           150,000          3.7 %
50 Johns Street
Johnston, Pennsylvania  15901

STEVEN SWANK                     690,000      90,000           600,000         14.8 %
19941 Gulf Boulevard
Indian Shores, Florida  33785

DAVID HASTINGS                   120,000      20,000           100,000          2.5 %
2207 54  Street South
Gulfport, Florida  33707

JACK MOCHMER                      20,000      20,000           -0-                0 %
202 West Berry Street
Suite C
Fort Wayne, Indiana  46802

CHARLES A. CLEVELAND              43,030      10,000           33,030             0 %
Suite 304
1212 North Washington
Spokane, Washington  99201

CHARLES KIEFNER                  225,000      50,000          175,000           4.3 %
120 St. Croix Avenue
Cocoa Beach, FL 32931

DELORES BURIAN                    30,000      30,000           -0-                0 %
120 St. Croix Avenue
Cocoa Beach, FL 32931

We believe that all of the above individuals are natural persons; they provided bona fide services to us; and the services they performed were not for capital-raising transactions and do not directly or indirectly promote or maintain a market for our stock.

Steven Swank received his stock as partial compensation for current and future services as our Chief Executive Officer.

John Bortoli received his stock as compensation for his services as President.

David Hastings received his stock as compensation for past and future accounting services rendered for the Company.

Jack Mochmer received his stock as compensation for legal services.

Charles A. Cleveland received his stock as compensation for legal services.

Charles Kiefner received his stock as partial compensation for current and future services as our Secretary.

Delores Burian received her stock as compensation for her services as a consultant.
----------
[1] Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of June 26, 2001 upon the exercise of options or warrants.

[2] Based upon 4,054,423 shares of Common Stock issued and outstanding as of June 13, 2001.

                              PLAN OF DISTRIBUTION

The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of their Shares offered by this Reoffer Prospectus from time to time. These sales may be made:

      -     on the over-the-counter market;

      -     to purchasers directly;

      - in ordinary brokerage transactions in which the broker solicits purchasers;

      - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

      - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

      - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Reoffer Prospectus;

      - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

      -     in any combination of one or more of these methods; or

      -     in any other lawful manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

All Shares of John Bortoli, Steven Swank,Charles Kiefner, and David Hastings and any other affiliates which are covered by this Reoffer Prospectus will be required to comply with the volume limitations under Rule 144(e) of the Securities Act.

The Selling Shareholders will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

            We will pay substantially all the expenses incident to this offering of Shares by the Selling Shareholders, other than brokerage and selling fees. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or Selling Shareholders comply with the applicable requirements.

      We may be required to file a supplemental Reoffer Prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this Reoffer Prospectus would contain

      (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller,

      (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and

      (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this Reoffer Prospectus, including any Reoffer Prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

                                OUR COMMON STOCK
Common Stock

We can issue up to 100,000,000 shares of Common Stock, $0.001 par value per share and 5,000,000 shares of Preferred Stock. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding Common Stock can elect the entire Board of Directors of the Company. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our Shareholders have no preemptive rights to acquire additional shares of Common Stock or other securities. Our Common Stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our Common Stock will be entitled to share equally in corporate assets after satisfaction of our bills. The shares of Common Stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. We intend to expand our business through reinvesting our profits, if we have any, and don't expect to pay dividends.

Our Directors have the authority to issue shares without action by the shareholders.

Stock Option Plan

In October, 1999, we adopted a stock option plan to reward key officers and directors. The Plan allows us to give stock options for up to 1,000,0000 shares of common stock. We call the Plan the 1999 KEY EMPLOYEE/DIRECTOR STOCK OPTION PLAN. On April 19, 2001, our Directors approved the issuance of options to acquire 950,000 shares from the Plan, the options are exercisable for a period of 2 years for a price of $0.01 per share. No Option certificates have as yet been issued.

Transfer Agent

Our transfer agent for the shares of Common Stock is Corporate Stock Transfer, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209.

                                 INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statutes, ss.78.300. In addition, Nevada Revised Statutes, ss.78.751 and Article VII of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of our Bylaws.

In general, any director or officer (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of us), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of us or is or was serving in any capacity for us as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by us for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement by us for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

The Bylaws also provide that we can purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

We and Interactive Systems, Inc., our wholly-owned subsidiary (ISI), have entered into agreements with each of their respective directors, executive officers and significant employees providing for indemnification by us and by ISI of each of them to the extent permitted by our respective Charters and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

Our special counsel, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns approximately 48,000 shares of common stock. The 48,000 shares of common stock constitute a significant interest, as that term is defined under Item 509 of Regulation S-K.

                                     EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this Reoffer Prospectus by reference from the Company's Annual Report on Form 10-KSB and 10-KSB/A for the Year ended December 31, 2000 have been audited by Clancy & Co., PLLC, Certified Public Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing as stated in their report.

Item 5.     Interests Of Named Experts And Counsel.
            --------------------------------------

Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns approximately 43,030 shares of common stock as well as options to acquire 100,000 shares (presplit). The shares of Common Stock and options to acquire additional stock, constitute a significant interest, as that term is defined under Item 509 of Regulation S-K.

Item 6.     Indemnification Of Directors And Officers.
            -----------------------------------------

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

All shares of common stock were believed issued pursuant to an exemption to registration provided under Section 4(2), of the Securities Act of 1933.

Item 8.  Exhibits And Financial Statement Schedules.
         ------------------------------------------

         Certain of the following exhibits are filed as part of this registration statement.

The following are filed as exhibits to this Registration Statement:

                                                                    Sequentially
                                                                        Numbered
Exhibit No.    Description                                                  Page
--------------------------------------------------------------------------------

4.2 Instruments defining the rights of security holders including indentures

4.2 Amended and Restated Articles of Incorporation, dated January 13, 1995, of the Company. Incorporated by reference to the Company's Annual Report on Form 10-KSB for the Fiscal year ended December 31, 1996.

4.3 By-laws of the Company, dated January 13, 1995. Incorporated by reference to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1996.

5              Opinion of Charles A. Cleveland, re: Legality

24.1           Consent of Clancy and Co., PLLC, Certified Public Accountants

24.2           Consent of Charles A. Cleveland, Attorney At Law

25.1 Powers of Attorney (contained on Sequential page of this Registration Statement)

Item 9.  Undertakings.
         ------------

(a)      The Registrant hereby undertakes

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cocoa Beach, State of Florida, on the 26th day of June, 2001.

                                 MONOGRAM PICTURES, INC.

                                 By: /s/STEVEN SWANK
                                     -------------------------------------------
                                     Steven Swank
                                 Title: Chief Executive Officer,

                                 By: /s/CHARLES KIEFNER
                                     -------------------------------------------
                                     Charles Kiefner
                                 Title: Secretary/Treasurer

Date: June 26, 2001
      --------------------------------

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Charles R. Kiefner, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                       Title                           Date
---------                       -----                           ----

/s/STEVEN SWANK                 Chief Executive Officer         June 26, 2001.
-----------------------------   Director
Steven Swank

/s/JOHN BORTOLI                 President                       June 26, 2001.
-----------------------------   Director
John Bortoli

/s/CHARLES KIEFNER              Secretary                       June 26, 2001.
-----------------------------   Director
Charles Kiefner

/s/DAVID HASTINGS               Director and Chief Financial    June 26, 2001.
-----------------------------   Officer
David Hastings








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